UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2015

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Michigan Ave., Suite 900

Chicago, Illinois 60603

(Address of Principal Executive Offices)

(312) 489-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 12, 2015, Coeur Mining, Inc. (“Coeur”) and Goldcorp America Holdings Inc. (“Goldcorp America”), a subsidiary of Goldcorp Inc., entered into a stock purchase agreement (the “Agreement”) providing for the acquisition by Coeur of all of the issued and outstanding shares of common stock of Wharf Resources (U.S.A.), Inc. (“Wharf”) from Goldcorp America in exchange for $105 million in cash, subject to customary post-closing working capital adjustments (the “Transaction”).

The Agreement was approved by the boards of directors of all parties, but the consummation of the Transaction remains subject to customary closing conditions, including, among others: (i) the expiration or termination of the applicable waiting periods and any extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of legal restraints preventing consummation of the Transaction, (iii) the execution of an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, by each of Coeur and Goldcorp America, and (iv) the absence of a material adverse effect on Wharf and its subsidiaries or Goldcorp America’s ability consummate the Transaction.

The Agreement contains customary representations, warranties and covenants. Certain covenants require that: (i) each of the parties use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions and obtain all governmental and regulatory approvals, and (ii) Goldcorp America cause Wharf and its subsidiaries to conduct their business in the ordinary course and not take certain enumerated actions in between the date of signing of the Agreement and the consummation of the Transaction without Coeur’s consent.

The Agreement provides for customary indemnification rights in favor of each party for losses arising out of the other party’s breaches of representations and warranties and breaches or non-fulfillment of covenants, agreements or obligations contained in the Agreement. In addition to other customary termination rights, the Agreement may be terminated by either party if the conditions to closing the Transaction have not been satisfied by June 30, 2015.

The foregoing description of the Agreement is not a complete description of the parties’ rights and obligations under the Agreement. The above description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Coeur or Goldcorp America or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Coeur or Goldcorp America or any of their respective affiliates or businesses.

Item 9.01. Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of January 12, 2015, among Coeur Mining, Inc. and Goldcorp America Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: January 13, 2015	By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of January 12, 2015, among Coeur Mining, Inc. and Goldcorp America Holdings Inc.